Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Smith Micro Software, Inc.

We consent to the incorporation by reference in this Form S-3 of Smith Micro Software, Inc. and Subsidiaries (collectively the “Company”) of our report dated March 9, 2016, relating to the consolidated financial statements and the financial statement schedule of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SingerLewak LLP

SingerLewak LLP

Los Angeles, California

January 27, 2017